UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

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Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-26966	84-0846841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1625 Sharp Point Drive, Fort Collins, Colorado	80525
(Address of principal executive offices)	(Zip Code)

(970) 221-4670
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2014, Gordon Tredger resigned as President of the Solar Energy business unit of Advanced Energy Industries, Inc. (the “Company”). Mr. Tredger and the Company have agreed that:

●	The Company will provide Mr. Tredger a gross payment of approximately $225,000 representing nine (9) months of his base salary.
●	The Company will provide Mr. Tredger a gross payment of $16,000, in lieu of eight (8) months of reimbursement for benefits under the Consolidated Omnibus Budget Reconciliation Act.
Mr. Tredger and the Company have entered into an executive separation agreement dated May 5, 2014 with respect to the foregoing arrangements (the “Separation Agreement”). Mr. Tredger’s receipt of the payments and benefits described above is contingent upon his provision of a full release of claims, as well as expiration of the statutory revocation period applicable to the Separation Agreement without the agreement being revoked.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Executive Separation Agreement dated May 5, 2014 between Mr. Tredger and Advanced Energy Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Thomas. O. McGimpsey
Date: May 5, 2014	Thomas O. McGimpsey
Executive Vice President of Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Executive Separation Agreement dated May 5, 2014 between Mr. Tredger and Advanced Energy Industries, Inc.